VOTING AGREEMENT

      This Voting Agreement (this "Agreement") is made as of September 28, 2004 by and among Abraham Keinan ("Keinan"), Guy Nissenson ("Nissenson") and Campbeltown Business Ltd. ("Campbeltown").

                                    RECITALS

      A. Keinan is the holder of 3,644,664 shares of common stock, $.001 par value per share, of Xfone, Inc. (the "Company").

      B. Campbeltown is the holder of 720,336 shares of common stock, $.001 par value per share, of the Company, and 500,000 options to purchase 500,000 shares of common stock of the Company.

      C.    Nissenson owns 20% of Campbeltown.

      D. Keinan is the Chairman of the Board of Directors of the Company, Nissenson is the President, Chief Executive Officer and Director of the Company, and Campbeltown is a consultant to the Company.

      E. Keinan, Nissenson and Campbeltown desire to enter into a mutual voting agreement.

                                    AGREEMENT

1.    VOTING OF SHARES

      During the term of this Agreement, each party to this Agreement shall vote any shares of common stock of the Company owned and/or controlled by him only in such manner as agreed, prior to any voting, by him and the other parties to this Agreement.

      In the event of any disagreement regarding the manner of voting, a party to this Agreement shall not vote any shares of common stock of the Company owned and/or controlled by him, unless the parties to this Agreement have first settled the disagreement.

      In order to remove any doubt, this Agreement applies to any and all common stock of the Company which are owned directly and/or indirectly by any party to this Agreement; and to any common stock of the Company as to which any party to this Agreement has voting power, directly and/or indirectly.

2.    ADDITIONAL SHARES OF STOCK

      In the event additional shares of common stock of the Company are, at any time during the term of this Agreement, issued to a party to this Agreement, such additional shares shall automatically become subject to the terms and provisions of this Agreement and shall be voted in accordance herewith.

      In order to remove any doubt, this Agreement applies to any and all common stock of the Company which will be issued upon exercise of any options and/or warrants.

3.    TERM

      The term of this Agreement is ten (10) years.


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4.    AUTHORIZATION

      Each party hereto represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

5.    SUCCESSORS

      The provisions of this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

6.    COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.    AMENDMENT

      This Agreement shall not be subject to modification or amendment in any respect, except by an instrument in writing signed by all parties to this Agreement.

8.    GOVERNING LAW

      This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Nevada, without regard to principles of conflict of laws.

9.    SPECIFIC PERFORMANCE

      The parties to this Agreement acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief in appropriate circumstances.

10.   NOTICES

      All notices, demands or other communications desired or required to be given by any party to any other party hereto shall be in writing and shall be deemed effectively given upon (a) personal delivery to the party to be notified,
(b) upon confirmation of receipt of telecopy or other electronic facsimile transmission, (c) five business days after deposit with a reputable overnight courier, prepaid for priority overnight delivery and addressed as set forth in
(d), or (d) ten business days after deposit with the United Kingdom Post Office, postage prepaid, and addressed as follows: (i) if to Keinan: 4 Wycombe Gardens, London NW11 8AL, United Kingdom; (ii) if to Nissenson: 3A Finchley Park London N12 9JS, United Kingdom ; (iii) if to Campbeltown: Rue Arnold Winkelried 8, Case Postale 1385 Geneva 1211, Switzerland; (iv) to such other addresses and to the attention of such other individuals as any party shall have designated to the other parties by notice given in the foregoing manner.

11.   SEVERABILITY

      If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.


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12.   ENTIRE AGREEMENT

      This Agreement constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


-------------------------
      Abraham Keinan


-------------------------
      Guy Nissenson


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Campbeltown Business Ltd.